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                                                                    EXHIBIT 10.3

                     AMENDMENT TO ACCOUNT PURCHASE AGREEMENT

            AMENDMENT, dated as of July 12, 1993 by and between THE HANOVER COMPANIES ("Hanover Companies"), a Nevada corporation with its principal place of business and chief executive offices located at 1500 Harbor Boulevard, Weehawken, New Jersey 07087, HANOVER DIRECT FULFILLMENT, INC., formerly known as Hanover Direct, Inc. ("HDFI"), a Pennsylvania corporation with its principal place of business and chief executive offices located at 340 Poplar Drive, Hanover, Pennsylvania 17331, and BRAWN OF CALIFORNIA, INC. ("Brawn"), a California corporation with its principal place of business and chief executive offices located at 741 F Street, San Diego, California 92112, GUMP'S BY MAIL, INC., ("Gump's by Mail"), a Delaware corporation with its principal place of business an chief executive offices located at 150 Post Street, San Francisco, California 94111, GSF ACQUISITION CORP. ("GSF"), a California corporation with its principal place of business and chief executive offices located at 150 Post Street, San Francisco, California 94111, and GUMP'S HOLDINGS, INC. ("Gump's Holdings"), a Delaware corporation with its principal place of business and chief executive offices located at 1500 Harbor Boulevard, Weehawken, New Jersey 07087, and GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital"), a New York corporation having an office at 260 Long Ridge Road, Stamford, Connecticut 06902.

            WHEREAS, Hanover Companies, HDFI, and Brawn and GE Capital are parties to an Account Purchase Agreement dated as of December 21, 1992 (the "Agreement") pursuant to which GE Capital agreed to purchase and has purchased Accounts and Indebtedness from Hanover Companies, HDFI and Brawn upon the terms and subject to the conditions of the Agreement; and

            WHEREAS, Hanover Companies, HDFI, Brawn, Gump's by Mail, GSF and Gump's Holdings are under common control; and

            WHEREAS, Gump's (as hereinafter defined) is engaged in the business of selling Merchandise (as hereinafter defined) through mail-order catalogues and stores using the Gump's tradestyles and financing the credit purchase of such Merchandise by Account Debtors (as hereinafter defined) pursuant to Gump's Accounts (as hereinafter defined); and
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            WHEREAS, Hanover Companies, HDFI and Brawn and GE Capital have agreed that Gump's will become a party to the Agreement and GE Capital has agreed (i) to purchase Old Gump's Accounts (as hereinafter defined) and Old Gump's Indebtedness (as hereinafter defined) on the Gump's Funding Date (as hereinafter defined) (ii) to continue to purchase Accounts and Indebtedness (as hereinafter defined) subsequent to the Gump's Funding Date, and (iii) to provide certain services to Hanover (as hereinafter defined) as specified herein, all pursuant to the terms and conditions hereinafter set forth; and

            WHEREAS, to induce GE Capital to make such purchases and perform such services, Hanover (as herein defined) has made certain undertakings, covenants, representations and warranties; and

            WHEREAS, to induce Gump's to sell the Old Gump's Accounts and Old Gump's Indebtedness, to continue to sell Accounts and Indebtedness and to enter into this Amendment, GE Capital has made certain undertakings, covenants, representations and warranties; and

            WHEREAS, it is the mutual desire of Hanover (as hereinafter defined) and GE Capital that the Agreement be amended in accordance with the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions hereinafter set forth, the parties hereto hereby agree as follows:

                              W I T N E S S E T H:

            NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

            1. Capitalized terms used herein which are not otherwise defined shall have the same meaning as in the Agreement.

            2. All references in the Agreement to Hanover Direct are hereby amended to mean and include HDFI.

            3. The definition of "Hanover" set forth in the introduction to the Agreement is hereby amended to mean,


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individually and collectively, Hanover Companies, HDFI, Brawn, Gump's by Mail,
GSF and Gump's Holdings.

            4. The definition of "Borrowings Ratio" in Section 1 is deleted and substituted in its place is the followings:

                  "Borrowings Ratio" shall mean the relationship, expressed as a numerical ratio, which Total Borrowings bear to the sum of (i) Total Borrowings and (ii) Total Equity Investment of Hanover Companies and its subsidiaries on a consolidated basis, together with Gump's

            5. The definition of "Business Condition" in Section 1 is deleted and substituted in its place is the following:

                  "Business Condition" shall mean the business, operations, or financial condition of Hanover Companies and its consolidated subsidiaries, together with Gump's, taken as a whole.

            6. The definition of "EBIT" in Section 1 is deleted and substituted in its place is the following:

                  "EBIT" means, for any period, the consolidated earnings before interest and taxes of Hanover Companies and its subsidiaries, together with Gump's, for such period, prepared in accordance with GAAP.

            7. The definition of "EBIT" in Section 1 is deleted and substituted in its place is the following:

                  "EBITDA" means, for any period, the consolidated Net Income
(Loss) of Hanover Companies and its subsidiaries, together with Gump's, for such period taken as a single accounting period, plus (a) the sum of the following amounts of Hanover Companies and its consolidated subsidiaries, together with Gump's, if any, for such period to the extent included in the determination of such Net Income (Loss): (i) depreciation expense, (ii) amortization expense,
(iii) Net Interest Expense, (iv) total income tax expense, and (v) extraordinary losses and other losses on asset sales; less (b) the sum of the following amounts of Hanover Companies and its consolidated subsidiaries, together with Gump's to the extent included in the determination of such Net Income (Loss):
(i) extraordinary gains and other gains on asset sales, and (ii) the Net


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Income (Loss) of any other person or entity that is accounted for by the equity method of accounting except to the extent of the amount of dividends or distributions paid to such Person.

            8. The following definitions shall be added after the definition of "GE Capital's Accounting Practices" in Section 1:

                  "Gump's" shall mean Gump's by Mail, Inc., GSF Acquisition Corp. and Gump's Holdings, Inc., collectively and individually.

                  "Gump's Account" shall mean any Account arising out of a Retail Sale of Merchandise pursuant to a Credit Agreement between an Account Debtor and Gump's.

                  "Gump's Closing Date" shall mean the day on which this Amendment is executed.

                  "Gump's Conversion Date" shall mean the date upon which GE Capital shall undertake the servicing of Gump's Accounts and Gump's Indebtedness after the end of the Gump's Interim Period (as defined in Section 2.12.A hereof).

                  "Gump's Indebtedness" shall man any Indebtedness in respect of a Gump's Account.

                  "Hanover" shall mean Hanover Companies, HDFI, Brawn, Gump's by Mail, GSF and Gump's Holdings, collectively and individually,

            9. The definition of "Indebtedness" in Section 1 is deleted and substituted in its place is the following:

                  "Indebtedness" shall mean any obligation incurred by an Account Debtor in respect of an Account (including any Old Account and Old Gump's Account), including, without limitation, any charges for Merchandise, finance charges, charges for insurance financed pursuant to an Account, and any other charges in respect of an Account as such charges are accrued pursuant to GE Capital's Accounting Practices.


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            10. The following definitions shall be added after the definition of
"Old Account" in Section 1:

                  "Old Gump's Account" shall mean any Gump's Account arising prior to the Gump's Funding Date.

                  "Old Gump's Indebtedness" shall mean any Gump's Indebtedness incurred pursuant to an Old Gump's Account and arising prior to the opening of business of Gump's on the Gump's Funding Date.

            11. The definition of "Scheduled Debt Repayment" is deleted and substituted in its place is the following:

            "Scheduled Debt Repayment" shall mean, as to Hanover Companies together with Gump's, that portion of long-term debt and/or capital lease obligations which was classified under "current maturities," as all such terms are defined in accordance with GAAP, on the immediately prior fiscal year-end consolidated balance sheets prepared in accordance with GAAP, which is currently due and payable in the fiscal period in question.

            12. The definition of "Solvent" is deleted and substituted in its place is the following;

            "Solvent" shall mean that (a) the present fair salable value of Hanover Companies' and Gump's assets is in excess of the total amount of their liabilities, (b) Hanover Companies and Gump's are able to pay their debts as they become due, and (c) Hanover Companies and Gump's do not have unreasonably small capital to carry on their businesses as theretofore operated and all businesses in which Hanover Companies and Gump's are about to engage.

            13. The definition of "Stores" is deleted and substituted in its place is the following:

                  "Stores" shall mean Hanover, International Male and Gump's retail stores operated on the date hereof or hereafter by HDFI directly or through Brawn or Gump's and operating under the tradenames "Hanover Direct," "International Male," "Gump's" or any other tradename hereafter used by Hanover of which GE Capital receives prior written notice,

            14. The definition of "Tangible Net Worth" is deleted and substituted in its place is the following:


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            "Tangible Net Worth" means, at any date, the Net Worth of Hanover
Companies and its consolidated subsidiaries, together with Gump's, at such date, excluding, however, from the determination of the assets of such persons at such date, (i) all minority interests, and (ii) all intangible assets, as such terms are defined in accordance with GAAP, except that, with respect to Hanover's purchase of a name list or catalog company, any good will or mailing list booked by Hanover as part of that purchase will not be excluded.

            15. The definition of "Total Borrowings" is deleted and substituted in its place is the following:

            "Total Borrowings" shall mean, as to Hanover Companies together with Gump's, (i) all short-term debt instruments, including without limitation borrowings under term loans, revolvers, lines of credit and/or working capital facilities, (ii) all long-term debt, including without limitation the current portion thereof, and (iii) all capital leases, including without limitation the current portions thereof, as all such terms are defined in accordance with GAAP.

            16. The definition of "Total Equity Investment" is deleted and substituted in its place is the following:

            "Total Equity Investment" shall mean, as to Hanover Companies together with Gump's, (i) total stockholders' equity, less (ii) treasury stock, as such terms are defined in accordance with GAAP.

            17. The following shall be added as new Section 2.1.A after Section 2.1:

                  2.1.A. Purchase of Gump's Accounts and Gump's Indebtedness on Gump's Funding Date. Hanover agrees to sell, assign, and transfer to GE Capital on the Gump's Funding Date and GE Capital agrees to purchases and acquire form Hanover on the Gump's Funding Date all Old Gump's Accounts, including Old Gump's Indebtedness, except Old Gump's Accounts (a) which have outstanding credit balances in favor of Account Debtors in effect for one hundred and twenty one
(121) or more days, (b) which have been placed by Hanover for collection with an attorney or collection agency, or (c) which fall within the definition of RFR Indebtedness. The Old Gump's Accounts, including Old Gump's Indebtedness, being sold by Hanover and being purchased by


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GE Capital pursuant to this Section 2.1.A shall be identified in the Schedule of
Gump's Accounts (which shall be in the form of a computer tape) accompanying a Bill of Sale in the form attached as Schedule 2.1.A hereto. The purchase price (as set forth in Section 2.3(a) hereof) of Old Gump's Accounts, including Old Gump's Indebtedness, shall be determined based upon transactions processed by Gump's with respect to Old Gump's Indebtedness up to the Gump's Funding Date. Upon purchases by GE Capital, all rights with respect to such Gump's Accounts (including but not limited to the right to receive finance charges and all other income and profits derived from such Gump's Accounts) shall belong to GE Capital free and clear of any claim by Hanover other than the rights of Hanover arising under this Agreement. Payments made by GE Capital on the Gump's Funding Date shall be subject to verification within three Business Days after receipt of the amount of Indebtedness for which payment was made and under or overpayments will be promptly adjusted by the parties.

            18. Section 2.2 is deleted and substituted in its place is the following:

                  2.2. Purchase of Accounts and Indebtedness Following the Funding Date and Gump's Funding Date. Following the Funding Date or, with respect to Gump's Accounts, following the Gump's Accounts, following the Grump's Funding Date, on a daily basis, on each Business Day following a day on which Accounts arise, Hanover agrees to offer to sell, assign, and transfer in accordance with the terms and provisions of this Agreement all Accounts and Indebtedness to GE Capital and GE Capital agrees, on a daily basis as above provided, to purchase and acquire from Hanover all such Accounts and Indebtedness offered which meet the requirements of this Agreement; provided, however, that GE Capital may, but shall not be obligated to, purchase any Accounts and Indebtedness from Hanover at any time during which its Aggregate Investment equals or exceeds the Maximum Indebtedness; and Investment equals or exceeds the Maximum Indebtedness; and provided further, that GE Capital shall not be required to purchase Accounts and Indebtedness (1) as to which the Account Debtors are Non-U.S. residents to the extent such Indebtedness together with such similar Indebtedness exceeds five (5) percent of total Indebtedness owned at any time by GE Capital; or (2) from any of Gump's by Mail, GSF or Gump's Holdings if any such party is no longer under the Control of Hanover. Upon purchase by GE Capital, all rights with respect to such Accounts (including but not limited to the right to receive finance charges and all other income and


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profits derived from Accounts) shall belong to GE Capital free and clear of any claim by Hanover, other than the rights of Hanover arising under this Agreement.

            19. Section 2.3 is deleted and substituted in its place is the following:

            2.3. Purchase Price.

                  (a) The purchase price for all Indebtedness purchased on the Funding Date and all Gump's Indebtedness purchased on the Gump's Funding Date pursuant to, respectively, Section 2.1 and 2.1.A hereof shall be the face amount of such Indebtedness (including billed and unpaid finance charges thereon), net of the aggregate amount of Ineligible Indebtedness and, on the Funding Date only, net of the aggregate amount of any outstanding credit balances in favor of Account Debtors in effect for less than one hundred twenty one (121) days. Effective on the Funding Date only, GE Capital assumes the obligation of Hanover to Account Debtors to repay or apply the credit balances described in the foregoing sentence to the extent such balances have been deducted from the purchase price. The purchase price described above shall be payable by GE Capital to HDFI on the Funding Date and to one of the Gump's companies on such date that GE Capital receives both the funding file and a control report in such form as to enable GE Capital to determine the balance of the Old Gump's Accounts as of the Gump's Funding Date, as follows:

                        (i) an amount equal to 75% of such purchase price, plus an amount equal to the amount of a Letter of Credit, if any, pursuant to Section
6.8 hereof (the "Letter of Credit Amount"), shall be paid by wire transfer of immediately available funds to an account or accounts designated by Hanover; and

                        (ii) the Reserve Account, described in Section 5 hereof, shall be credited with (A) an amount equal to the sum of (x) 25% of such purchase price and (y) 100% of the Ineligible Indebtedness referred to above, less (B) the Letter of Credit Amount.

On the Gump's Funding Date, GE Capital shall pay one of the Gump's companies two million dollars ($2,000,000) toward the purchase price of the Old Gump's Accounts, which payment shall be deducted from the purchase price for Old Gump's Accounts.


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            (b) The purchase price for all Indebtedness purchased pursuant to
Section 2.2 hereof shall be the face amount of such Indebtedness. GE Capital will forward the purchase price for each purchased Account other than a Gump's Account to HDFI and will forward the purchase price for each Gump's Account to one of the Gump's companies. All such payments shall be subject to GE Capital's rights under Section 2.10 hereof, including without limitation with respect to Merchandise returns and/or credits, such as discounts and adjustments, and its right to deduct certain sums in accordance with the terms of this Agreement, via wire transfer if to HDFI and via ACH if to Gump's, if GE Capital receives, on the day following the day upon which each transaction arose, in a format compatible and in accordance with GE Capital's normal operating procedures, no later than 9:00 AM Eastern Time on the Business Day of receipt, an electronic data transmission or daily computer tape from Hanover reflecting Net Credit Sales; provided, however, GE Capital must receive three electronic data transmissions or daily computer tapes, one reflecting Net Credit Sales for GSF, and one reflecting Net Credit Sales for all other Accounts. HDFI and Gump's shall each allocate the purchase price and any other monies received from GE Capital among itself and the other parties to the Agreement in accordance with their interests. In the event an electronic data transmission or a daily computer tape referred to in the previous sentence is received by GE Capital after 9:00 AM Eastern Time on any Business Day, GE Capital shall have no obligation to forward the purchase price for Accounts referred to in such transmission or tape until the Business Day after its receipt of such transmission or tape; provided, however, that GE Capital shall use reasonable efforts to forward to Hanover the purchase price for Accounts referred to in such transmission or tape on the Business Day that the transmission or tape is received.

            20. The introduction to Section 2.4 is deleted and substituted in its place is the following:

                  2.4. Unit Fee. On the first twelve (12) Settlement Dates hereunder after the Conversion Date (the first being the Settlement Date for the Settlement Period in which there are one or more Billing Dates for which GE Capital prepares and sends the periodic statement), to induce GE Capital to enter into this Agreement and to perform its covenants and agreements hereunder, Hanover shall pay GE Capital a fee ("Unit Fee") of $2.323 for each


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Account that is an Active Account during the immediately preceding Settlement
Period; provided, however, that Gump's Accounts shall not be considered Active Accounts until after the Gump's Conversion Date. On each Settlement Date thereafter (including each Settlement Date during any renewal term), Hanover shall pay GE Capital a Unit Fee of $2.413 for each Account that is an Active Account during the immediately preceding Settlement Period; provided, however, that Gump's Accounts shall not be considered Active Accounts until after the Gump's Conversion Date. (If the first Settlement Period for which GE Capital commences servicing has less than all of the Billing Dates during a month, the Unit Fees and other fees will be based on Accounts having Billing Dates after which GE Capital commences servicing and will be calculated only with respect to such Accounts.) GE Capital shall deduct the amount of such Unit Fee form any finances charges otherwise payable to Hanover on such Settlement Date pursuant to Section 2.7 hereof, and to the extent such Unit Fee exceeds such finance charges, GE Capital shall deduct the amount of such excess from the purchase price otherwise payable to Hanover pursuant to Section 2.3(b) hereof on such Settlement Date and thereafter may deduct from such purchase price amounts for as many days as may be required until such Unit Fee is paid in full. The Unit Fee for such Active Accounts shall be subject to the following adjustments:

            21. The following shall be added as new Section 2.12.A after Section 2.12:

            2.12.A. Interim Servicing.

                  During the period beginning on the Gump's Funding Date and ending the day prior to the Gump's Conversion Date (such period to be referred to hereinafter as the "Gump's Interim Period"):

            (a) Hanover shall, at its expense, service Accounts and Indebtedness purchased by GE Capital with due care and in the same manner as Gump's has heretofore serviced Accounts, including, without limitation, the utilization of accounting practices previously utilized by Gump's in connection with Gump's Accounts. Hanover shall meet or exceed the diligence and quality standards of credit granting and credit service maintained by Gump's at the time of GE Capital's due diligence review on July 3 through July 8, 1993 with respect to the servicing and administration of the Gump's Accounts. During the Gump's Interim Period,


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Hanover shall not be obligated to pay the fees specified in paragraphs 2.4 and
2.5 with respect to Gump's Accounts, but shall be obligated to pay to GE Capital for each day during the Gump's Interim Period the product of (x) 1/360th of the Prime Rate plus 2%, times (y) the Gump's Aggregate Investment (i.e., the amount of Gump's Indebtedness owned by GE Capital, less that portion of the Reserve Balance in excess of the Required Reserve for Accounts other than Gump's Accounts) on each such day. GE Capital shall bill Hanover for the amounts due under this paragraph for each Settlement Period on the corresponding Settlement Date.

            (b) GE Capital may supervise and monitor Hanover's performance of its servicing activities during the Gump's Interim Period. GE Capital may, at its own expense, maintain an audit and control group at Hanover's offices where services in connection with Gump's Accounts are performed for purposes of supervising and monitoring such servicing activities. Hanover shall provide office facilities, including desk space, for such group without expense to GE Capital. If, at any time during the Gump's Interim Period, GE Capital, due to the manner in which such servicing activities are being performed, or due to the occurrence of an Event of Default (or an event which, with the giving of notice or lapse of time or both, would be an Event of Default), reasonably deems itself insecure, GE Capital may take any action reasonably necessary to mitigate any of GE Capital's prospective losses due to the inadequacies of such servicing activities, the expense thereof to be borne by Hanover; provided, however, that, to the extent reasonably practical, GE Capital shall not take any such action until it has notified Hanover in writing of its intention to so act and the reasons therefor and give Hanover an opportunity to take such actions on its own.

            (c) During the Gump's Interim Period, (1) Hanover shall provide any assistance required by GE Capital in order that Gump's Accounts may be converted onto GE Capital's computer system by the end of the Gump's Interim Period. Each party shall, during the Gump's Interim Period, use reasonable efforts to assure that the Gump's Conversion Date is October 1, 1993, but in no event later than November 1, 1993.

            (d) Hanover shall prepare and transmit to GE Capital the following reports: (i) a daily summary report in the form specified by GE Capital (which form shall request information similar to the information provided in


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Settlement Sheets (as defined in Section 2.12) ("Gump's Settlement Sheet"), together with the reference reports specified therein, which shall be delivered to GE Capital by 12:00 a.m., Eastern Time, on the first Business Day following the day the report covers, (ii) a monthly billing report covering each calendar month which shall be delivered to GE Capital by 9:00 a.m., Eastern Time, on the day which is the first Business Day after the end of each calendar month, and
(iii) a billing cycle summary report covering each Billing Cycle. No later than one day after each Billing Date, Hanover shall provide to GE Capital a copy of a computer tape containing the updated information as of the end of such Billing Cycle (the "Gump's Masterfile Tapes"). Hanover shall take such additional action as GE Capital shall reasonably request, including, but not limited to preparing and sending to GE Capital such reports as GE Capital shall reasonably request.

            (e) (1) On each Business Day, a net amount (the "Gump's net Payment"), with respect to transactions posted to Gump's Accounts since the last Hanover Business Day, equal to (i) the sum of (1) credit card purchases charged to the Gump's Accounts, (2) NSF check, (3) finance charges, and (4) miscellaneous debits, minus, (ii) the sum of (1) all payments received in connection with Gump's Accounts on prior days which are not deposited by Hanover in a designated bank account owned by GE Capital (which deposits Hanover will make if requested by GE Capital), (2) return Merchandise credits, (3) credits to Cardholders' Gump's Accounts due to billing errors, (4) write-offs and (5) miscellaneous credits, plus or minus (iii) any adjustments to Gump's net Payments with respect to prior days that are required pursuant to subsection (2) below, shall be calculated and shall be advised to and paid to or by GE Capital in accordance with the following procedures. Hanover shall prepare with respect to each Hanover Business Day a Gump's Settlement Sheet, described above, itemizing the Gump's net Payment due to or from GE Capital for that day. Hanover shall transmit the Gump's Settlement Sheet by telefax to GE Capital no later than 11:00 a.m. Eastern Time on the first Business Day following the Hanover Business Day to which it relates. If the Gump's Net Payment calculated for any Hanover Business Day is a negative number, then Hanover shall pay such amount to GE Capital. If such Gump's Net Payment is a positive number, then GE Capital shall pay


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such amount to HDFI or the Gump's Company which receives payment under this section, as appropriate, for allocation. The party owing the Gump's Net Payment shall initiate payment by wire transfer of immediately available funds to be credited to the transferee on such Business Day. "Hanover Business Day" shall mean any day that Hanover is open for business. If the Gump's Settlement Sheet is received by GE Capital later than 11:00 a.m. Eastern Time on any Business Day, GE Capital shall have no obligation to forward the purchase price for Gump's Accounts referred to in such Gump's Settlement Sheet until the Business Day after its receipt of such Gump's Settlement Sheet; provided, however, that GE Capital shall use reasonable efforts to forward to Hanover the purchase price for Gump's Accounts referred to in such sheet on the Business Day that the sheet is received.

                  (2) On the Business Day after the Business Day Hanover telefaxes the Gump's Settlement Sheet to GE Capital, Hanover shall send to GE Capital an original copy of the Gump's Settlement Sheet together with such supporting documentation as may be reasonably requested by GE Capital for GE Capital's use in verifying the calculation of the Gump's Net Payment. GE Capital shall notify Hanover promptly of any adjustments required to be made to the Gump's Net Payment. Payments for any adjustments required shall be effected through and reflected in the next Gump's Settlement Statement.

                  (3) All payments shall be subject to verification and correction.

            (f) All payments will be deemed to be held in trust for the party entitled thereto until settled in accordance with the settlement methodology described in subparagraph (3)

            22. The introduction to Section 3.1 is deleted and substituted in its place is the following:

                  3.1 GE Capital's Responsibilities. In connection with its purchase and continued ownership of Accounts and Indebtedness, GE Capital shall perform the following after the Conversion Date (except that, with respect to Gump's Accounts, the following shall be performed only after the Gump's Conversion Date):


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            23. Subsections (e) and (f) of Section 3.1 are deleted and substituted in its place is the following:

                  (e) Credit Cards. Hanover, at Hanover's expense, shall provide to GE Capital all plastic for credit cards. GE Capital shall emboss and mail credit cards to Account Debtors at GE Capital's expense. It is understood that the credit cards outstanding on the Funding Date or, with respect to Gump's Accounts, the Gump's Funding Date, shall remain outstanding except as otherwise agreed in writing by Hanover and except as otherwise required by law.

                  (f) Program Operation. GE Capital shall operate the program as a separate private label revolving credit plan, utilizing Hanover's, International Male's and/or Gump's logos, copies of which as of the date hereof are attached hereto as Schedule 3.1(f). During the term of this Agreement, GE Capital shall include such applicable logos on all billing statements. GE Capital will not, without Hanover's prior consent, use Hanover's, International Male's or Gump's name or logo type in any advertisement or promotion materials. GE Capital will not assert at any time during the term of this Agreement or thereafter that it owns any right, title and interest, with respect to Hanover (or any successor of Hanover) service marks, trademarks or trade names, and shall refrain from seeking or acquiring any registration thereof with any federal, state or local government agency and bureau. On termination of the Agreement, GE Capital will make no usage of Hanover's, International Male's or Gump's service marks, trademarks or trade names, provided, however, in the event Hanover (or any successor of Hanover) fails to repurchase all Accounts upon termination of this Agreement, GE Capital or a purchaser of the Accounts therefrom shall have the right to use such service marks, tradenames and trademarks as they deem appropriate to liquidate and otherwise service and collect any remaining Accounts and for no other purposes. GE Capital may use its name in connection with the operation of the credit program described herein in accordance with its usual standards in the context of its retail accounts receivable business to the extent deemed reasonably necessary by GE Capital to protect its interests hereunder.

            24. Section 3.5 is deleted and substituted in its place is the following:


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            3.5 Records. With respect to each Account sold by Hanover to GE
Capital, Hanover will (a) cause accounting entries to be made on its books of account and other records reflecting the sale of such Account to GE Capital, (b) except as provided in clause (d) below, and except with respect to Old Accounts and Old Gump's Accounts, promptly after the purchase by an Account Debtor creating the Account, deliver to GE Capital Account Documentation for such Account as required by GE Capital, (c) execute and deliver to GE Capital such written assignment, financing statements, and other written matter and take any action reasonably requested by GE Capital to perfect and maintain GE Capital's interest in the Accounts and other security granted to it herein, and (d) except as otherwise requested by GE Capital, retain purchase orders, shipping invoices and delivery receipts. Hanover shall submit to GE Capital information on credit applications and, at GE Capital's request, shall deliver such applications to GE Capital. Further, in the event that GE Capital so requests, it shall be entitled to retain all Accounts and Account Documentation (including, without limitation, any completed credit applications) but shall not destroy original Account Documentation (including, without limitation, any completed credit applications) but shall not destroy original Account Documentation other than in the ordinary course of business pursuant to the GE Capital records retention policy in effect from time to time. Notwithstanding the foregoing, in the event Hanover shall retain certain Account Documentation, Hanover will store such Account Documentation in accordance with past practices in an orderly and secure manner and deliver such Account Documentation to GE Capital as soon as practicable, but in no event more than ten (10) days from GE Capital's request. GE Capital will maintain Account Documentation received by it in accordance with its customary business practice and in accordance with its customary business practice and in an orderly and secure manner. Hanover agrees that, as part of its servicing activities, GE Capital may store Account Documentation forwarded to GE Capital on microfilm or other media in accordance with its customary business practice, provided, that if such form is incompatible with Hanover's systems, the parties shall act together in good faith such that Hanover shall be able to make use of the Account Documentation as so stored by GE Capital, and that GE Capital may, in the normal course of its retail accounts receivable business, destroy Account Documentation in the form forwarded to GE Capital once such Account Documentation has been microfilmed or otherwise recorded. In the event of a repurchase by Hanover of any Accounts or items of Indebtedness pursuant to the terms of this Agreement, GE Capital will provide to Hanover Account Documentation relating to such repurchase to the extent that it is otherwise maintained such Account Documentation. If such Account Documentation has been maintained by GE Capital in a computer-readable format, GE Capital will provide to Hanover copies thereof in such format.

            25. Section 3.6 deleted and substituted in its place is the following:

            3.6. Recovery Operations. Accounts which (i) have been placed for collection with an attorney or collection agency by Hanover prior to the Funding Date or, with respect to Gump's Accounts, prior to the Gump's Funding Date, or
(ii) are RPR Indebtedness as of the Funding Date or, with respect to Gump's Accounts, as of the Gump's Funding Date may at Hanover's selection by thirty
(30) days prior written notice to GE Capital, be converted by Hanover and transferred to the National Recovery Operation of GE Capital, even if not purchased by GE Capital but which are included in the security interest taken by GE Capital pursuant to Section 5.1(b) hereof. Hanover shall transmit to National Recovery Operation such Accounts within ten (10) Business Days after the Funding Date or Gump's Funding Date, as applicable, by a computer tape compatible and in accordance with the normal operating procedures of the National Recovery Operation. Following the Funding Date or the Gump's Funding Date, as applicable, by a computer tape compatible and in accordance with the normal operating procedures of the National Recovery Operation. Following the Funding Date or the Gump's Funding Date, as applicable, the records relating to RPR Indebtedness repurchased by Hanover may, at Hanover's election by thirty (30) days prior written notice to GE Capital, also be maintained by the National Recovery Operation. For maintained by the National Recovery Operation. For maintaining the account file, managing the agencies and reporting collections, Hanover shall pay to GE Capital an amount equal to fifteen percent (15%) of gross monies received as payments on such Accounts, plus actual collection agency or attorneys' fees and other out-of-pocket expenses. GE Capital shall pay to Hanover the amount of such recoveries, less the fees and charges specified in the previous sentence, provided that, if GE Capital exercised its remedies under
Section 13.2(a) hereof, such recoveries shall be withheld by GE Capital and credited to the Reserve Account. Hanover shall have the right throughout the term of this Agreement, upon thirty (30) days prior written notice to GE Capital, to cease transferring RPR Indebtedness repurchased by Hanover to the National Recovery Operation; provided, that such right shall not apply to Indebtedness on Accounts which have previously been transferred to the National Recovery Organization.

            26. The following shall be added as new Section 4.1.A after Section 4.1:

                  4.1.A. Conditions Precedent to GE Capital's Performance on the Gump's funding Date. Notwithstanding any other provision of this Agreement, GE Capital shall not be obligated to purchase Gump's Accounts and Gump's Indebtedness on the Gump's Funding Date unless and until all of the following conditions shall have been satisfied, and it shall be a condition precedent to the obligation of GE Capital to purchase Accounts and Indebtedness as of the date of such subsequent purchase throughout the Term that the requirements of subsections (a), (b), and (c) below and, as of the respective dates set forth in subsection (k) below, the covenants set forth in (k), shall be satisfied:

            (a) Appropriate financing statements (form UCC-1 or others) in the form attached as Schedule 4.1.A(a) hereto have been filed and are in effect;

            (b) All of the representations and warranties of Hanover contained in this Agreement shall be correct in all respects on and as of the date of such purchase as though made on and as of such date (except for changes or modifications permitted by this Agreement);

            (c) No event shall have occurred and be continuing, or would result from such purchase, which constitutes, or would constitute after a period of notice, an Event of Default under Section 13.1 hereof;

            (d) Evidence that all actions necessary to perfect GE Capital's first priority Lien in and to Gump's Accounts and to the other property in which it is given a Lien under this Agreement to the extent provided for in the Code and ensure that GE Capital has good and marketable title in and to Accounts have been taken, including, without limitation, the release and filing of duly signed and executed termination statements pursuant to the Code with respect to any and all Liens (other than GE Capital's Liens) in and to the property in which GE Capital is given a security interest under this Agreement;

            (e) Resolutions of Gump's Board of Directors, certified by the Secretary or Assistant Secretary of Gump's, as of the Gump's Funding Date, to be duly adopted and in full force and effect on such date, authorizing (i) the execution, delivery, and performance of this Agreement and all documents executed or to be executed pursuant hereto, (ii) the sale of Gump's Accounts and the granting of the Liens herein provided for herein, and (iii) specific officers to execute and deliver the Amendment and all other related documents and instruments;

            (f) A favorable opinion of counsel to Gump's in the form attached as
Schedule 4.1.A(f) hereto;

            (g) A certificate signed by the chief executive or chief financial officer of Hanover stating in his capacity as such officer, to his knowledge, after investigation, that: (i) all of the representations and warranties of Hanover contained in this Agreement shall be correct on and as of the Gump's Funding Date as though made on and as of such date; (ii) no event shall have occurred and be continuing, or would result from such purchase, which constitutes an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; (iii) there are no Liens filed, recorded or existing against any of the Accounts or Indebtedness, other than the Liens arising from this Agreement, and Hanover shall not have any notice of an intention by say potential Lien or to file, record or claim any such Liens with respect to any of the Accounts, any other property in which GE Capital is given a Lien under this Amendment and the Agreement;

            (h) Governmental certificates showing that Gump's is organized and in good standing under the laws of their states of incorporation and is qualified as a foreign corporation and in good standing in all other jurisdictions in which it is required to be qualified to transact business and in which the failure to be so qualified would have a material adverse effect on Hanover's Business Condition or the Purchased Assets;

            (i) Certificates of the Secretary or an Assistant Secretary of Gump's, dated the Gump's Funding Date, as to incumbency and signatures of the officers of Hanover, together with evidence of the incumbency of such Secretary or Assistant Secretary;

            (j) An executed Bill of Sales, in the form attached as Schedule 2.1.A hereof;

            (k) Evidence that the following financial covenants are true and correct, calculated consistently in accordance with GAAP as applied:

                        (i) The Tangible Net Worth of Hanover Companies,
                  together with Gump's, shall not fall below the amount set forth below on the date opposite such amount:

                      Date (year ending)        Amount
                      ------------------        ------
                  December 31, 1993             $0
                  December 31, 1994             $10,000,000
                  December 31, 1995
                    and thereafter              $15,000,000

                        (ii) The Borrowings Ratio of Hanover Companies, together
                  with Gump's, shall be less than the ratio set forth below on the date opposite such ratio:

                      Date (year ending)        Ratio
                      ------------------        -----
                  December 31, 1993             .90:1
                  December 31, 1994             .85:1
                  December 31, 1995
                    and thereafter              .80:1

                        (iii) The EBIT of Hanover Companies, together with
                  Gump's, shall not fall below the amount set forth below on the date opposite such amount:

                      Date (year ending)        Amount
                      ------------------        ------
                  December 31, 1993             $0
                  December 31, 1994             $0
                  December 31, 1995
                    and thereafter              $0

                        (iv) The EBITDA Ratio of Hanover Companies, together
                  with Gump's, shall be greater than the ratio set forth below on the date opposite such ratio:

                      Date (year ending)        Ratio
                      ------------------        -----
                  December 31, 1993             .80:1
                  December 31, 1994             .90:1
                  December 31, 1995
                    and thereafter              1.0:1

            (l) Receipt of written instructions in the form attached as Schedule 4.1.A(1) hereto from Hanover Direct directing GE Capital to pay the purchase price for the Accounts and Indebtedness on the Funding Date to persons and in the amounts specified therein:

            (m) Hanover shall have taken all necessary actions to sell Gump's Accounts to GE Capital so that GE Capital can collect Gump's Accounts (including, without limitation, the delivery to GE Capital of all necessary computer tapes) no later than the opening of business on the Gump's Funding Date; provided, that if all such conditions are not met by such time, GE Capital shall have no obligations under this Agreement; and

            (n) All conditions set forth in this Section 4 shall have been satisfied, or waived by GE Capital, no later than the Gump's Funding Date.

            27. Section 5.1 is deleted and substituted in its place if the following:

                 5.l. Security Interest. The parties hereto intend that the transactions contemplated hereby shall be treated as a purchase and sale of Accounts and Indebtedness for all purposes and not as a lending transaction, and shall file UCC-1 or comparable statements in order to perfect the interests created thereby. Such filing shall also perfect in GE Capital a security interest in the Accounts and Indebtedness, in the event the transactions contemplated hereby are not considered a purchase and sale of Accounts and Indebtedness despite the intentions of the parties. To secure all Obligations, whether now existing or hereafter created or acquired, Hanover hereby grants to GE Capital a present and continuing security interest in and to the following, together with the proceeds thereof: (a) all Accounts which are purchased by GE Capital hereunder, including, without limitation, those repurchased by Hanover pursuant to Section 2.6 hereof and all of the proceeds of the foregoing in any form whatsoever; provided, however, that GE Capital hereby subordinates such Lien to the extent it may apply to any collection or similar fees charged by an attorney or collection agency to whom such Indebtedness has been assigned for collection, (b) all Accounts written-off by Hanover prior to the Funding Date and all Gump's Accounts written-off prior to the Gump's Funding Date which, in either case, are subject to recovery efforts pursuant to Section
3.6 hereof and all of the proceeds of the foregoing in any form whatsoever, (c) all Account Documentation relating to any Account in which GE Capital has an interest hereunder and all of the proceeds of the foregoing in any form whatsoever, (d) all general intangibles consisting of guarantees, claims, security interests, or other security now held by or hereafter granted to Hanover to secure payment by any Person who is or may become obligated to Hanover with respect to or on account of any of the items listed in (a) and (b) above, and all of the proceeds of the foregoing in any form whatsoever, (e) all general intangibles consisting of credit balances and reserves of whatever type or description created or established by GE Capital in favor of or with respect to Hanover, including without limitation all amounts recorded in the Reserve Account established in Section 6 and all of the proceeds of the foregoing in any form whatsoever and the rights of Hanover with respect thereto, (f) all of Hanover's right, title and interest in and to any and all contracts, whether now or hereafter existing or acquired, with Persons who lease or license store space for vending privileges from Hanover, and all of the proceeds of the foregoing in any form whatsoever, but only the provisions of such contracts if any, which allow Hanover to charge such lessees or licensees for the amount of unpaid Accounts, and (g) all Merchandise purchased by Account Debtors pursuant to Accounts in which GE Capital has an interest hereunder, to the extent of the Lien of Hanover thereon, and all of the proceeds of the foregoing in any form whatsoever. GE Capital's security interest shall not include the items or types of property excluded from GE Capital's collateral pursuant to the Agreement, dated May 5, 1993, between GE Capital and Congress Financial Corp. as amended and supplemented from time to time.

            28. Section 6.2 is deleted and substituted in its place is the following:

                  6.2. Credits. GE Capital shall credit the Reserve Balance as follows: (a) on the Funding Date, the amount specified in Section 2.3 (a) (ii) hereof, (b) on the Gump's Funding Date, the amount specified in Section 2.3.A(a)
(ii), (c) the amounts specified in Section 6.4 hereof or as otherwise specified in this Agreement, (d) any amounts received by GE Capital under the Letter of Credit, and (e) any amounts received by GE Capital from or in respect of Hanover pursuant to this Agreement with respect to the Reserve Account. During the Settlement Periods prior to the Conversion Date and the first six (6) Settlement Periods followings the Conversion Date (the first being the Settlement Date for the Settlement Period in which there are one or more Billing Dates for which GE Capital prepares and sends the periodic statement), the required amount of the Reserve Account (the "Required Reserve") shall be adjusted as described in Sections 6.4 and 6.5 below to an amount equal to the sum of: (i) 25% of Eligible Indebtedness as of the relevant Billing Dates plus (ii) 100% of Ineligible Indebtedness as of such Billing Dates. During the seventh Settlement Period after the Conversion Date through the twelfth Settlement Period after the Conversion date, the Required Reserve shall be adjusted as described in Sections
6.4 and 6.5 below to an amount equal to the sum of: (i) 24.3% of Eligible Indebtedness as of the relevant Billing Dates, plus (ii) 100% of Ineligible Indebtedness as of such Billing Dates. During each Settlement Period thereafter the Required Reserve shall be adjusted as described in Sections 6.4 and 6.5 below to an amount equal to the sum of: (i) 23.6% of Eligible Indebtedness as of the relevant Billing Dates, plus (ii) 100% of Ineligible Indebtedness as of such Billing Dates.

            29. Section 7.1 is deleted and substituted in its place is the foregoing:

                  7.1. Corporate Existence; Compliance with Law. Hanover Companies, HDFI, Brawn, Gump's by Mail, GSF and Gump's Holdings (a) are corporations duly organized, validly existing, and in good standing under the laws of the states in which they are incorporated, (b) are duly qualified as foreign corporations and in good standing under the laws of each jurisdiction where their ownership or lease of property or the conduct of their business requires such qualification and where the failure to so qualify would have a material adverse effect on Hanover's Business Condition or the Purchase Assets, (c) have the requisite corporate power and authority and the legal right to own, pledge, mortgage, and operate their properties, to lease the properties they operate under lease, and to conduct their business as now heretofore, and proposed to be conducted where the failure to have such power, authority or right would have a material adverse effect on Hanover's Business Condition or the Purchased Assets, (d) have all necessary licenses, permits, consents or approvals from or by, and have made all necessary filings with, and have given all necessary notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation, and conduct where the failure to have such licenses, permits, consents or approvals would have a material adverse effect on Hanover's Business Condition or the Purchased Assets, and (e) are in compliance with their articles of incorporation and their by-laws.

            30. Section 7.2 is deleted and substituted in its place is the following:

                  7.2 Executive Offices and Stores. The chief executive offices and principal places of business of Hanover Companies, HDFI, Brawn, Gump's by Mail, GSF and Gump's Holdings are at 1500 Harbor Boulevard, Weehawken, New Jersey 07087; 340 Poplar Drive, Hanover, Pennsylvania 17331; and 741 F Street, San Diego California 92112, 250 Post Street, San Francisco, California 94111 (for Gump's by Mail and GSF), and 1500 Harbor Boulevard, Weehawken, New Jersey 07087 respectively, or at such other places as Hanover shall, from time to time, specify to GE Capital; all records relating to Accounts are and shall be maintained at such location or at such locations as are set forth on Schedule
7.2 annexed hereto, as such Schedule may be amended by Hanover from time to time. Schedule 7.2 contains a complete and accurate listing of the addresses of all Stores in operation as of the date hereof. Other than as a result of casualty or a similar event (in which case Hanover shall furnish immediate notice of such event to GE Capital in writing), without thirty (30) days' prior written notice to GE Capital, Hanover shall not transfer its chief executive offices, change its principal mailing address, conduct any of its business or maintain records relating to Accounts and Indebtedness at a location other than those set forth on Schedule 7.2, or, without ten (10) days' prior written notice, close any of its existing Stores. Hanover shall not change its corporate name without first providing GE Capital thirty (30) days prior written notice.

            31. Section 7.5 is deleted and substituted in its place is the following:

                  7.5. No Default. Hanover is not in default with respect to any contract, agreement, document, lease, or other instrument to which it or any subsidiary of it is a party or by which Hanover or any of its property may be bound, nor has Hanover received any notice of default pursuant to any such contract, agreement, lease, or other instrument, where such contract, agreement, lease, or other instrument, where such default or defaults would have a material adverse effect on Hanover's Business Condition or the Purchased Assets. No event of Default or event which, with the giving of notice, the lapse of time, or both, would be an Event of Default, has occurred and is continuing.

            32. Section 7.9 is deleted and substituted in its place is the following:

                  7.9. Liens and Title. On the funding Date and with respect to Gump's Accounts, on the Gump's Funding Date and at all times thereafter, the Liens granted to GE Capital pursuant to this Agreement are fully perfected first priority Liens in and to the Accounts and other property in which GE Capital is given a security interest under this Agreement to the extent obtainable under the Code, subject to any Liens created by or through GE Capital, it being understood that cash proceeds which are not required under this Agreement to be perfected as required by the Code are excluded from this representation and warranty. Upon the purchase by GE Capital of Accounts and Indebtedness pursuant to Sections 2.1 and 2.2 hereof, GE Capital shall have good and marketable title to such Accounts and Indebtedness, free and clear of all Liens other than security interests created by or through GE Capital.

            33. Section 7.11 is deleted and substituted in its place is the following:

                  7.11. Accounts. Each item of Indebtedness purchased by GE Capital (and, to the extent applicable, each Account pursuant to which such Indebtedness is incurred) (a) is owned by Hanover free and clear of any and all Liens in favor of any Person other than GE Capital; (b) arises in connection with bona fide final sale and deliver of Merchandise by Hanover in the ordinary course of its business; (c) is for a liquidated amount as stated in the Account Documentation relating thereto; (d) with respect to Indebtedness incurred prior to the Gump's Funding Date), is authorized and created in accordance with this Agreement and any instructions as described in Section 8.2 hereof given by GE Capital to Hanover; (e) is valid and enforceable against the Account Debtor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, moratorium, reorganization, or other laws affecting the rights of creditors generally or by general principles of equity (whether or not a proceeding is brought in a court of law or equity): (f) is not subject to any defense, deduction, offset, or counterclaim, other than as contemplated by clause (e) above; (g) is for new and unused Merchandise, provided, that items of Merchandise which are returned by an Account Debtor to Hanover, and which are accepted for return by Hanover and restored to Hanover's inventory of Merchandise held for resale, will, except as prohibited by law, be deemed "new and unused" as contemplated by this provision; (h) other than as to Old Indebtedness and Old Gump's Indebtedness, is not in excess of the amount of credit approved by GE Capital for such Account Debtor; (i) bears a signature of an Account Debtor which is genuine and not forged or unauthorized; and (j) is an obligation of an Account Debtor; provided, that, this Section 7.11 shall not be deem to be breached, except with respect to clause (a) above, unless such breach would have a material adverse effect on Hanover's Business Condition or the Purchase Assets.

            34. Section 8.8 is deleted and substituted in its place is the following:

                  8.8. Sales of Accounts and Indebtedness. Except as specifically provided in Sections 2.1, 2.1A and 2.2 hereof, and except as to Accounts and Indebtedness that have been repurchased by Hanover under this Agreement, Hanover shall not sell, transfer, convey, or otherwise dispose of any Accounts or Indebtedness other than Accounts and Indebtedness that GE Capital declines to purchase hereunder.

            35. Section 8.19 is deleted and substituted in its place is the following:

                  8.19. Credit Agreements. On and after the Funding date, and, with respect to Gump's Account, on and after the Gump's Funding Date, Hanover shall not use, with respect to new Account Debtors, and Credit Agreement other than those in such form as GE Capital shall have approved; provided, however, that GE Capital's approval shall be restricted to the form of such agreements under applicable state and federal law and shall not in any manner whatsoever related to the amount or rate of finance charges or any other financial terms, all of which shall be established solely by Hanover in accordance with applicable law.

            36. The following shall be added as new Section 8.21A After Section 8.21:

                  8.21.a. Corporate Structure. As of the Gump's Funding Date, the corporate structure in connection with Hanover is as follows: (a) Horn & Hardart is the parent of Hanover Companies, (b) Horn & Hardart owns one hundred percent (100%) of the voting common stock of Hanover Companies, (c) HDFI, Brawn and Gump's Holdings are subsidiaries of Hanover Companies, (d) International Male is a tradename and catalog asset owned by Brawn, and (e) Gump's By Mail and GSF each is a wholly-owned subsidiary of Gump's Holdings. Notwithstanding the foregoing, however, such corporate structure may be modified from time to time, on not less than thirty (30) days prior written notice to GE Capital, in order to (a) change the name or names of any one or more of the constituent corporations; (b) merge any thereof with and into another; (c) incorporate any division or other previously unincorporated business unit; or (d) effect any other organizational change, provided, however, that (x) no such organizational change shall be implemented if it would cause a material adverse change in Hanover's Business Condition or the Purchased Assets; and (y) GE Capital and Hanover shall negotiate in good faith to agree upon appropriate amendments to the Agreement in order to take account of such organizational change and to provide protections to GE Capital reasonably equivalent (in GE Capital's view) to those provided in this Agreement as of the date of this Agreement.

            37. Section 8.22 is deleted and substituted in its place is the following:

                  8.22. Ownership of Accounts. All accounts being sold by HDFI as of the Funding Date were originated by Hanover and previously owned only by one of the following five companies located at the following addresses; (a) The Hanover Companies, 1500 Harbor Boulevard, Weehawken, New

Jersey 07087, (b) Hanover Direct Inc., 340 Poplar Drive, Hanover, Pennsylvania 17331, (c) Brawn of California, Inc., 741 F Street, San Diego, California, (d) Hanover Finance Group, 1500 Harbor Boulevard, Weehawken, New Jersey 07087, or
(e) Hanover Finance Company, 1500 Harbor Boulevard, Weehawken, New Jersey 07087. All Gump's Accounts being sold by Gump's by Mail, GSF and Gump's Holdings as of the Gump's Funding Date were originated by Gump's and previously owned only by one of the following companies at the following addresses: Gump's, Inc., a California corporation, 150 Post Street, San Francisco, California 94111 and Gump's Inc., a Texas corporation, 150 Post Street, San Francisco, California 94111.

            38. Except as specifically provided herein, the terms and conditions of the Agreement shall continue in full force and effect and shall be fully binding on the parties hereto. Upon the execution of this Amendment, each reference in the Agreement to "this Agreement," "hereunder," "hereof," or words of like import, shall mean and be a reference to the Agreement as amended hereby. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

            39. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

            IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                              GENERAL ELECTRIC CAPITAL CORPORATION

                              By:______________________________________________

                                    Name:______________________________________

                                    Title:_____________________________________

                              THE HANOVER COMPANIES


                              By: /s/ Edward J. O'Brien
                                 --------------------------------------------

                                 Name:  Edward J. O'Brien
                                        -------------------------------------

                                 Title: Vice President
                                        -------------------------------------


                              HANOVER DIRECT FULFILLMENT, INC.


                              By: /s/ Edward J. O'Brien
                                 --------------------------------------------

                                 Name:  Edward J. O'Brien
                                        -------------------------------------

                                 Title: Vice President
                                        -------------------------------------


                              BRAWN OF CALIFORNIA, INC.


                              By: /s/ Edward J. O'Brien
                                 --------------------------------------------

                                 Name:  Edward J. O'Brien
                                        -------------------------------------

                                 Title: Vice President
                                        -------------------------------------


                              GUMP'S BY MAIL, INC.


                              By: /s/ Edward J. O'Brien
                                 --------------------------------------------

                                 Name:  Edward J. O'Brien
                                        -------------------------------------

                                 Title: Vice President
                                        -------------------------------------


                              GSF ACQUISITION CORP.


                              By: /s/ Edward J. O'Brien
                                 --------------------------------------------

                                 Name:  Edward J. O'Brien
                                        -------------------------------------

                                 Title: Vice President
                                        -------------------------------------


                              GUMP'S HOLDINGS, INC.


                              By: /s/ Edward J. O'Brien
                                 --------------------------------------------

                                 Name:  Edward J. O'Brien
                                        -------------------------------------

                                 Title: Vice President
                                        -------------------------------------